Exhibit 99.1

3003 Tasman Drive Santa Clara, CA  95054

Contacts:
	Lisa Bertolet	Meghan O’Leary
	Investor Relations	Public Relations
	(408) 654-7282	(408) 654-6364
NASDAQ: SIVB

SVB FINANCIAL GROUP UPDATES STATUS OF FORM 10-K FILING FOR 2005

Santa Clara, CA - SVB Financial Group today filed with the Securities and Exchange Commission a notice of late filing on Form 12b-25 with respect to its annual report on Form 10-K for the fiscal year ended December 31, 2005.  The company anticipates that it will file its Form 10-K on or before March 31, 2006.

The company expects to hold a conference call to discuss its financial results shortly after it files the Form 10-K.   Details for this call will be announced at a later date.

About SVB Financial Group

For more than 20 years, SVB Financial Group, formerly Silicon Valley Bancshares, has been dedicated to helping entrepreneurs succeed. SVB Financial Group is a financial holding company that serves emerging growth and mature companies in the technology, life science, private equity and premium wine industries. SVB Financial Group’s primary subsidiary is Silicon Valley Bank. Headquartered in Santa Clara, Calif., SVB Financial Group provides clients with commercial, investment, international and private banking services. The company also offers funds management, broker-dealer transactions, asset management and a full range of services for private equity companies, as well as the added value of its knowledge and networks worldwide. SVB Financial Group operates through 27 offices in the U.S. and three internationally. More information about the company can be found at www.svb.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, the statements made above about the expected timing and extent of filings by the company with the

Securities and Exchange Commission (SEC). Management has in the past and might in the future make forward-looking statements orally to analysts, investors, the media and others. Forward-looking statements are statements that are not historical facts. Although management believes that the expectations reflected in these forward-looking statements are reasonable, and it has based these expectations on its beliefs, as well as its assumptions, such expectations may prove to be incorrect. Actual results could differ significantly from those expressed in or implied by management’s forward-looking statements, due to the actual timing and extent of the filings with the SEC, as well as changes in economic, business and regulatory factors and trends. All subsequent written or oral forward-looking statements attributable to the company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements included in this release are made only as of the date of this release. The company does not intend, and undertakes no obligation, to update these forward-looking statements.